                             NON-CASH ELECTION FORM

                   TO ACCOMPANY ALL CERTIFICATE(S) FOR SHARES
                                OF COMMON STOCK

                                       OF

                              SYRATECH CORPORATION

                 IN THE EVENT A HOLDER (OTHER THAN A MANAGEMENT
           STOCKHOLDER) ELECTS TO RETAIN A PORTION (UP TO 35%) OF ITS
                  SHARES IN CONNECTION WITH THE MERGER OF THL
            TRANSACTION I CORP., WITH AND INTO SYRATECH CORPORATION

     This Form is to accompany all of a holder's certificates for shares of common stock, par value $0.01 per share ("Syratech Common Stock"), of Syratech Corporation ("Syratech"), if this Form is submitted pursuant to an election by the stockholder (a "Non-Cash Election") to retain shares of Syratech Common Stock (the "Non-Cash Election Shares") in connection with the proposed merger (the "Merger") of THL Transaction I Corp., a corporation organized by Thomas H. Lee Company, with and into Syratech.

                               To: Exchange Agent


           By Mail:                 By Overnight Courier:                By Hand:
     State Street Bank and          State Street Bank and         Securities Transfer and
         Trust Company                  Trust Company             Reporting Services Inc.
   Corporate Reorganization       Corporate Reorganization         Boston Equiserve L.P.
         P.O. Box 9061               70 Campanelli Drive         Corporate Reorganization
       Boston, MA 02205              Braintree, MA 02184         55 Broadway, Third Floor
                                                                    New York, NY 10006


     Delivery of this form to an address, or transmission of instructions via a telecopy facsimile number, other than as set forth above, does not constitute a valid delivery.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

     If you are electing to retain any portion of your shares, you must properly fill in the information requested in this box and return all your certificates with this Form, even if you are electing to retain only a portion of your shares.

Box 1

-----------------------------------------------------------------------------------------------
NAME/ADDRESS OF                                     TOTAL NUMBER OF SHARES HELD
REGISTERED HOLDER*                             (ATTACH ADDITIONAL LIST IF NECESSARY)
-----------------------------------------------------------------------------------------------
                                                          TOTAL NUMBER OF        NUMBER OF
                                        CERTIFICATE      SHARES REPRESENTED      SHARES TO
                                         NUMBER***       BY CERTIFICATE(S)     BE RETAINED**
                                     ----------------------------------------------------------

                                     ----------------------------------------------------------

                                     ----------------------------------------------------------

                                     ----------------------------------------------------------

                                     ----------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                                        TOTAL COMMON SHARES
-----------------------------------------------------------------------------------------------

     * Only certificates registered in a single form may be deposited with this Form of Election. if certificates are registered in different forms (eg., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as may separate Forms of Election as there are different registrations of certificates.

    ** UNLESS OTHERWISE INDICATED IN THIS BOX, IT WILL BE ASSUMED THAT ALL
       SHARES SUBMITTED ARE TO BE TREATED AS HAVING MADE AN ELECTION TO RETAIN SUCH SHARES. Remaining shares represented by such certificates will be converted into cash.

   *** In the event of proration, a holder may be required to receive some cash and thus may choose to indicate in the space following this sentence the number(s) of the certificate(s) deemed to represent any shares of Syratech Common Stock converted into cash. Certificate No.(s):

   HOLDERS ARE NOT REQUIRED TO SO IDENTIFY CERTIFICATE NUMBERS IN THIS SPACE.
   IN THE EVENT OF PRORATION, SHARES WILL BE CONVERTED TO CASH FROM STOCK CERTIFICATES IN THE ORDER IN WHICH THEY HAVE BEEN LISTED. THERE CAN BE NO ASSURANCE THAT ANY IDENTIFICATION OF SHARE CERTIFICATE(S) WILL BE
   RECOGNIZED BY ANY GOVERNMENTAL AGENCY OR THIRD PARTY. IN ADDITION, NO SUCH CERTIFICATE IDENTIFICATION WILL OPERATE TO ALTER THE APPLICATION OF THE PRORATION PROCEDURES IN THE MERGER.
--------------------------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the merger (the "Merger") of THL Transaction I Corp., a Delaware corporation organized by Thomas H. Lee Company, with and into Syratech Corporation ("Syratech"), the undersigned hereby submits the certificate(s) for shares of common stock, par value $0.01 per share, of Syratech ("Syratech Common Stock") listed above (which represent all the shares of Syratech Common Stock owned by such holder) and elects, subject as set forth below, to retain the number of shares of Syratech Common Stock set forth in the box entitled "Description of Shares of Syratech Common Stock" following the Merger (the "Non-Cash Election Shares").


     It is understood that the following election is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, dated
March   , 1997 relating to the Merger (including all documents incorporated therein, and as it may be amended or supplemented from time to time, the "Proxy Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Restated Agreement and Plan of Merger, dated November 27, 1996, effective as of October 23, 1996 as amended (the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement, and (iii) the accompanying instructions.

     The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of Syratech Common Stock to the Company and to receive on behalf of the undersigned, in exchange for the shares of Syratech Common Stock represented thereby, a certificate for the Non-Cash Election Shares and a check for cash issuable pursuant to the Merger Agreement. If certificates of Syratech Common Stock are not delivered herewith, there is furnished below a guarantee of delivery of such certificates representing shares of Syratech Common Stock from a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office in the United States.

     Unless otherwise indicated under Special Payment Instructions below, please issue a certificate for Non-Cash Election Shares and a check issuable in exchange for the shares of Syratech Common Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such Syratech Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail a certificate for shares of Syratech Common Stock and a check for cash issuable in exchange for the shares of Syratech Common Stock represented by the certificates submitted hereby to the registered holder(s) of the Syratech Common Stock at the address or addresses shown above.

              PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

                          SPECIAL PAYMENT INSTRUCTIONS
                       (SEE INSTRUCTIONS D. 6. AND D. 7.)

      To be completed ONLY if the certificates for Non-Cash Election Shares are to be registered in the name of, or the checks are to be made payable to, someone other than the registered holder(s) of shares of Syratech Common Stock.

 Name
                                 (Please Print)

 Address

                               (Include Zip Code)
                 (Tax Identification or Social Security Number)
                         SPECIAL DELIVERY INSTRUCTIONS
                            (SEE INSTRUCTION D. 8.)

      To be completed ONLY if the certificates for Non-Cash Election Shares are to be registered in the name of, or the checks are to be made payable to, the registered holder(s) of shares of Syratech Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder(s) set forth above.

 Name
                                 (Please Print)

 Address

                              (Including Zip Code)

--------------------------------------------------------------------------------

                                   SIGN HERE
                            (SEE INSTRUCTIONS D. 3.)

                          (Signature(s) of Holder(s))

   Dated:

   Name(s):

                                 (Please Print)

   Capacity (full title):

   Address:

                               (Include Zip Code)

   Area Code and Telephone No.:

   Tax Identification or Social Security No.:

                           GUARANTEE OF SIGNATURE(S)
                      (IF REQUIRED, SEE INSTRUCTION D. 3.)

   Authorized Signature:

   Name and Title:
                                 (Please Print)

   Dated:

   Name of Firm:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             GUARANTEE OF DELIVERY
                    (TO BE USED ONLY IF CERTIFICATES ARE NOT
                             SURRENDERED HEREWITH)

        The undersigned is a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company in the United States; and hereby guarantees to deliver to the Exchange Agent the certificates for shares of Syratech Common Stock to which this Form relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Syratech, no later than 5:00 P.M. New York City time on the fifth NYSE trading day after the date of execution of this guarantee of delivery.

              (Firm-Please Print)                         (Authorized Signature)

                                                                   Name:
                (Contact Name)                            (Please Type or Print)

                                                                  Title:
                   (Address)

                                                                  Dated:
       (Area Code and Telephone Number)

--------------------------------------------------------------------------------

                                  INSTRUCTIONS
A.  SPECIAL CONDITIONS.


     1. TIME IN WHICH TO ELECT. To be effective, an election pursuant to the terms and conditions set forth herein (a "Non-Cash Election") on this Form or a facsimile hereof, accompanied by all of the holder's certificates representing shares of Syratech Common Stock or a proper Delivery Guarantee thereof, must be received by the Exchange Agent, at the address set forth above, no later than
5:00 P.M., Eastern Standard Time on April   , 1997 (the "Election Date").
Holders of Syratech Common Stock whose stock certificates are not immediately available may also make an effective Non-Cash Election by completing this form or a facsimile hereof, having the box entitled "Guarantee of Delivery" properly completed and duly executed (subject to the condition that the certificates for which delivery is thereby guaranteed are in fact delivered to the Exchange Agent, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Syratech, no later than 5:00 P.M., New York City time, on the fifth NYSE trading day after the date of execution of such delivery guarantee). Each share of Syratech Common Stock with respect to which the Exchange Agent shall have not received an effective Non-Cash Election prior to the Election Date, or with respect to which the Exchange Agent has received an effective Non-Cash Election and to which the proration procedures set forth in the Proxy Statement pertain, outstanding at the time the Merger becomes effective (the "Effective Time") will be converted into the right to receive an amount equal to $32.00 in cash from the Company following the Merger, unless the holder thereof has duly exercised its appraisal rights. (See Instruction B.)


     2. REVOCATION OF NON-CASH ELECTION. Any Non-Cash Election may be revoked by the person who submitted this Form to the Exchange Agent and the certificate(s) for shares withdrawn by written notice duly executed and received by the Exchange Agent prior to the Election Date. Such notice must specify the person in whose name the shares of Syratech Common Stock to be withdrawn had been deposited, the number of shares to be withdrawn, the name of the registered holder thereof, and the serial numbers shown on the certificate(s) representing the shares to be withdrawn. If a Non-Cash Election is revoked, and the certificate(s) for shares withdrawn, the Syratech Common Stock certificate(s) submitted therewith will be promptly returned by the Exchange Agent to the person who submitted such certificate(s).

     3. TERMINATION OF RIGHT TO ELECT. If for any reason the Merger is not consummated or is abandoned, all Forms will be void and of no effect. Certificate(s) for Syratech Common Stock previously received by the Exchange Agent will be returned promptly by the Exchange Agent to the person who submitted such stock certificate(s).

B.  NON-CASH ELECTION AND PRORATION PROCEDURES.

     A description of the election and proration procedures is set forth in the Proxy Statement under "THE MERGER -- Non-Cash Election" and "THE
MERGER -- Non-Cash Election Procedure." A full statement of the election and proration procedures is contained in the Merger Agreement and all Non-Cash Elections are subject to compliance with such procedures.

     IN CONNECTION WITH MAKING ANY NON-CASH ELECTION, A HOLDER OF SYRATECH COMMON STOCK SHOULD READ CAREFULLY, AMONG OTHER MATTERS, THE AFORESAID DESCRIPTION AND STATEMENT AND THE INFORMATION CONTAINED IN THE PROXY STATEMENT UNDER "THE MERGER -- FEDERAL INCOME TAX CONSEQUENCES." SEE ALSO "SPECIAL FACTORS/RISK FACTORS -- NON-CASH ELECTION AND PRORATION INTO CASH".

     AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF SYRATECH COMMON STOCK MAY RECEIVE FEWER NON-CASH ELECTION SHARES THAN THE NUMBER OF SHARES SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

C. RECEIPT OF NON-CASH ELECTION SHARES OR CHECKS.

     As soon as practicable after the Effective Time and after the Election Date, the Exchange Agent will mail certificate(s) for Non-Cash Election Shares and cash payments by check to the holder of Syratech Common Stock with respect to each share of Syratech Common Stock which is included in any effective Non-Cash Election. Holders of Syratech Common Stock who declined to make a Non-Cash Election, or failed to make an effective Non-Cash Election, with respect to any or all of their shares will receive, for each such share, the right to receive an amount equal to $32.00 in cash as soon as practicable after the Merger has been consummated and the certificate(s) representing such share or shares have been submitted, unless such holders have duly exercised their appraisal rights.

     No fractional shares will be issued in connection with the Merger. Each holder of shares of Syratech Common Stock who would otherwise be entitled to receive a fraction of a share of retained Syratech Common Stock as a result of proration, will receive in lieu thereof, a cash payment (without interest) equal to the product obtained by multiplying $32 by a fraction equal to the fraction of a share of Syratech Common Stock to which such holder would be entitled if fractional shares were being issued.

D. GENERAL.

     1. EXECUTION AND DELIVERY. This Form or a facsimile hereof must be properly filled in, dated and signed in the box entitled "Sign Here," and must be delivered (together with all stock certificates representing the shares of Syratech Common Stock held by such holder or with a duly signed Delivery Guarantee of such certificates) to the Exchange Agent at any of the addresses set forth above.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

     2. INADEQUATE SPACE. If there is insufficient space on this Form to list all your stock certificates, please attach a separate list.

     3. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Form should correspond exactly with the name(s) as written on the face of the certificate(s) submitted unless the shares of Syratech Common Stock described on this Form have been assigned by the registered holder(s), in which event this Form should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

     If this Form is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

     If this Form or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Form.

     4. PARTIAL EXCHANGES. Fill in the number of shares which are elected to be retained (up to 35% of your holding) in the box entitled "Description of Shares of Syratech Common Stock." In such case, the Exchange Agent will hold such certificate(s) and, as soon as practicable after the Effective Time, the registered holder will receive a check representing the amount of cash into which the remaining shares represented by such certificate are converted. ALL SHARES REPRESENTED BY CERTIFICATES SUBMITTED HEREUNDER WILL BE DEEMED TO HAVE BEEN ELECTED TO BE CONVERTED TO A RIGHT TO RECEIVE CASH UNLESS OTHERWISE INDICATED.

     5. LOST OR DESTROYED CERTIFICATES. If your stock certificate(s) has been either lost or destroyed, please make note of this fact on the front of this Form opposite your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive a stock certificate(s) representing Non-Cash Election Shares and/or any checks in accordance with the Merger Agreement.

     6. NEW CERTIFICATES AND CHECKS IN SAME NAME. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in, or payable to the order of, exactly the same name (s) that appears on the certificate(s) representing shares of Syratech Common Stock submitted with this Form, no endorsement of certificate(s) or separate stock power(s) are required.

     7. NEW CERTIFICATES AND CHECKS IN DIFFERENT NAME. If any stock certificate(s) representing Non-Cash Election Shares or any check(s) in respect of Non-Cash Election Shares are to be registered in the name of, or payable to the order of, some one other than exactly the name that appears on the certificate(s) representing shares of Syratech Common Stock submitted for exchange herewith, such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, the box entitled "Special Payment Instructions" is completed, and the signature is guaranteed in the box entitled "Guarantee of Signature(s)" by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings and loan association) or trust company in the United States.

     8. SPECIAL DELIVERY INSTRUCTIONS. If the checks are to be payable to the order of, or the certificates for Non-Cash Election Shares are to be registered in, the name of the registered holder(s) of shares of Syratech Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in the box entitled "Special Delivery Instructions."

     9. MISCELLANEOUS. A single check and a single stock certificate representing Non-Cash Election Shares will be issued.

     All questions with respect to this Form and the Non-Cash Elections (including, without limitation, questions relating to the timeliness or effectiveness of revocation or any Non-Cash Election and computations as to proration) will be determined by Syratech which determination shall be conclusive and binding.

     10. BACKUP FEDERAL INCOME TAX WITHHOLDING AND SUBSTITUTE FORM W-9. Under the "backup withholding" provisions of Federal income tax law, the Exchange Agent may be required to withhold 31% of the amount of any payments made to holders of Syratech Common Stock pursuant to the Merger. To prevent backup withholding, each holder should complete and sign the Substitute Form W-9 included in this Form and either: (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that such holder is awaiting a TIN), and that (i) the holder has not been notified by the Internal Revenue Service ("IRS") that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to back withholding; or (b) provide an adequate basis for exemption. If the box is Part 2 of the substitute Form W-9 is checked, the Exchange Agent shall retain 31% of cash payments made to a holder during the sixty (60) day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent with his or her TIN within sixty (60) days of the date of the Substitute Form W-9, the Exchange Agent shall remit such amounts retained during the sixty (60) day period to the holder and no further amounts shall be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with his or her TIN within such sixty (60) day period, the Exchange Agent shall remit such previously retained amounts to the IRS as backup withholding and shall withhold 31% of all payments to the holder thereafter until the holder furnishes a TIN to the Exchange Agent. In general, if a holder is an individual, the TIN is the Social Security number of such individual. If the certificates for Syratech Common Stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the Exchange Agent.

     For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Stock is held in more than one name), consult the Guidelines of the IRS for Certification of Taxpayer Identification Number on Substitute Form W-9.

     Failure to complete the Substitute Form W-9 will not, by itself, cause Syratech Common Stock to be deemed invalidly tendered, but such failure may require the Exchange Agent to withhold 31% of the amount of any payments made pursuant to the Merger. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.


     Additional copies of this Form may be obtained from State Street Bank and Trust Company (whose telephone number is (800) 426-5523).